Exhibit 16.1
September 28, 2007
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Asia Special Situation Acquisition Corp. File Reference No. 333-145163
     We have read Asia Special Situation Acquisition Corp.’s statements included under “Changes and Disagreements With Accountants on Accounting and Financial Disclosure” of its Amendment No. 1 to the Registration Statement on Form S-1 filed on October 1, 2007, and we agree with such statements concerning our Firm.
Very truly yours,
/s/ Tedder, James, Worden & Associates, P.A.
TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
Orlando, Florida